Exhibit 10(i)

FIRST AMENDMENT TO
TRUST UNDER THE
HAGGAR CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This First Amendment to Trust Under the Haggar Corp. Supplemental Executive Retirement Plan (this “Amendment”) is entered into this 14 day of February, 2003 (the “Effective Date”), by and between Haggar Clothing Co., a Nevada corporation, having its principal place of business in Dallas, Texas (“Corporation”), and David Tehle (“Trustee”).  Capitalized terms used herein, but not otherwise defined, shall have the same meaning assigned to them in the Trust Agreement (as defined below).

RECITALS

A.            Corporation and Trustee entered into that certain Trust Under the Haggar Corp. Supplemental Executive Retirement Plan, dated as of October 1, 1999 (the “Trust Agreement”);  and

B.            Pursuant to Section 12(a) of the Trust Agreement, the parties desire to amend the terms of the Trust Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amendment to Section 13(d).  Section 13(d)(1) of the Trust Agreement is hereby amended as follows:

(a)           Clause (i) is deleted in its entirety and replaced with the following:

“(i) a merger or consolidation of Haggar Corp. or the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of Haggar Corp. or the Corporation and the holders of voting securities of any other entity, in which the shareholders of Haggar Corp. or the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction,”

(b)                                 The phrase “of two (2) consecutive years” is deleted from clause (v).

2.             Effect.  Except as amended by this Amendment, all of the provisions of the Trust Agreement are hereby affirmed, ratified and declared to be in full force and effect.

3.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Amendment.

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of Texas.

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IN WITNESS WHEREOF, this Amendment has been entered into as of the date and year first above written.

HAGGAR:

HAGGAR CLOTHING CO.,
a Nevada corporation

/s/ David Tehle
Name: David Tehle
Title: Executive Vice President
and Chief Financial Officer

TRUSTEE:

/s/ David Tehle
David Tehle